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                                                                   Exhibit 23.02








               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated August 14, 1998 in the Registration Statement on Form S-1 and the related Prospectus of Concur Technologies, Inc. for the registration of 3,000,000 shares of its common stock.


Seattle, Washington                    ERNST & YOUNG LLP
August 25, 1998
                                       /S/ ERNST & YOUNG LLP